VERTEX ENERGY, INC. 8-K

Exhibit 99.1

Investor Relations Contact: Marlon Nurse, D.M. Senior Vice President 212-564-4700

VERTEX ENERGY, INC. ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

Revenue Increased 146% and Overall Volume Improved 43% Year-Over-Year

Conference Call to be held May 10, at 9:00 A.M. EDT

HOUSTON, TX – May 10, 2017 Vertex Energy, Inc. (NASDAQ:VTNR), a refiner and marketer of high-quality specialty hydrocarbon products, announced today its financial results for the three months ended March 31, 2017.

FINANCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2017:

●	Revenue was $34.8 million, up 146% from a year ago

●	Gross Profit was $4.1 million, a 1,806% improvement from a year ago

●	Gross Profit was 12% of revenue

●	Overall volume improved 43% year-over-year

●	Per barrel margin increased approximately 1,300%

DIVISION FINANCIAL HIGHLIGHTS FOR FIRST QUARTER ENDED MARCH 31, 2017

Black Oil division, which includes our Thermal Chemical Extraction Process (TCEP), and our Marrero and Heartland business units, is a collector, aggregator, logistics manager, and re-refiner of used motor oil which posted:

●	Revenue of $24.8 million, compared to $10.1 million a year ago

●	Gross profit of $2.9 million, a 375% improvement from the same period a year ago

●	Per barrel margins increased 280% over the same period a year ago

Refining and Marketing, which produces three distinct products from distressed hydrocarbon streams posted:

●	Revenue of $5.4 million, compared to $2.6 million of revenue a year ago

●	Gross profit of $746 thousand, a 42% improvement from the same period a year ago

●	Per-barrel margins increased 25% over the same period a year ago

Vertex Recovery, which is responsible for the proper recycling management of used oil and used oil-related products posted:

●	Revenue of $4.6 million, an increase of 233% from the same period a year ago

●	Gross profit of $388 thousand, a 28% improvement from the same period a year ago

●	Per barrel margin declined 11% over the same period a year ago

Benjamin P. Cowart, Chairman and CEO of Vertex Energy stated, “We are very pleased with our success in the first quarter as we increased throughput at our facilities, which drove revenues meaningfully higher during the quarter on a sequential basis. Our work towards capturing operating leverage on our assets put us on track to meet goals we set in the beginning of the year despite market setbacks in the first quarter 2017. We believe that the increase in collected volume and the improvements at our refinery are positive indicators of the progress in our business.”

Mr. Cowart, added, “We remain optimistic with our business and guidance for 2017. The capital investments and improvements that were made in 2016 and continued in 2017 yielded encouraging results in the first quarter, and will have a positive impact for the year. Our volumes are in place for both refineries as we enter into the second quarter and for the rest of the year. This will allow us to maximize the fixed cost leverage on both refinery operations.”

FIRST QUARTER 2017 FINANCIAL RESULTS CONFERENCE CALL

Management will host a conference call today at 9 A.M. EDT. Those who wish to participate in the conference call may telephone 1-877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until September 30, 2017, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers using conference ID #13660223.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (VTNR) is a specialty refiner and marketer of high-quality hydrocarbon products. Our business divisions include aggregation and transportation of refinery feedstocks such as used motor oil and other petroleum and chemical co-products to produce and commercialize a broad range of high purity intermediate and finished products such as fuel oils, marine grade distillates and high purity base oils used for lubrication. Vertex operates on a regional model with strategic hubs located in key geographic areas in the United States. With its headquarters in Houston, Texas, Vertex Energy’s processing operations are located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). For more information on Vertex Energy please contact Porter, LeVay & Rose, Inc.’s investor relations representative Marlon Nurse, D.M. at 212-564-4700 or visit our website at www.vertexenergy.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Vertex Energy, Inc.

Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

For the Three Months Ended March 31, 2017
Net (loss) income	$(3,187,800)

Interest income	$(1,952)
Interest expense	$1,336,487
Depreciation and amortization	$1,600,060
Tax (expense) benefit	$—
EBITDA*	(253,205)

Add (deduct):
Stock-based compensation	$148,736

Adjusted EBITDA*	(104,469)

* EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before unrealized losses (gains) on derivative contracts and stock-based compensation expense. EBITDA and adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

● EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

● EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;

● EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

● Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements; and

● Other companies in this industry may calculate EBITDA and adjusted EBITDA differently than Vertex Energy does, limiting its usefulness as a comparative measure.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$6,596	$1,701,435
Escrow - current restricted cash	1,506,675	1,504,723
Accounts receivable, net	7,017,873	10,952,219
Inventory	4,739,939	4,357,958
Prepaid expenses	1,395,345	2,669,117
Total current assets	14,666,428	21,185,452

Noncurrent assets
Fixed assets, at cost	63,318,634	62,316,808
Less accumulated depreciation	(13,421,992)	(12,286,874)
Fixed assets, net	49,896,642	50,029,934
Intangible assets, net	15,133,428	15,252,332
Other assets	771,250	518,250
TOTAL ASSETS	$80,467,748	$86,985,968

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$8,118,326	$9,440,696
Dividends payable	415,330	504,474
Capital leases	84,046	133,153
Current portion of long-term debt, net of unamortized finance costs	1,255,787	9,649,282
Revolving note	907,295	2,726,039
Total current liabilities	10,780,784	22,453,644

Long-term liabilities
Long-term debt, net of unamortized finance costs	10,873,343	1,848,111
Derivative liability	3,445,320	4,365,992
Total liabilities	25,099,447	28,667,747

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 3,327,028 and 3,229,409 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively with a liquidation preference of $10,313,787 and $10,011,168 at March 31, 2017 and December 31, 2016, respectively.	6,097,610	5,676,467

	March 31, 2017	December 31, 2016
Series B-1 Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 12,579,522 and 12,282,638 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively with a liquidation preference of $19,624,054 and $19,160,915 at March 31, 2017 and December 31, 2016, respectively.	14,327,186	13,927,788

EQUITY

50,000,000 of total Preferred shares authorized:

Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 462,644 and 492,716 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively with a liquidation preference of $689,340 and $734,147 at March 31, 2017 and December 31, 2016, respectively.	463	493

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, 31,568 and 31,568 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively with a liquidation preference of $3,156,800 and $3,156,800 at March 31, 2017 and December 31, 2016, respectively.	32	32

Common stock, $0.001 par value per share;
750,000,000 shares authorized; 32,148,099 and 33,151,391 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively, with zero and 1,108,928 shares held in escrow at March 31, 2017 and December 31, 2016, respectively.	32,149	33,151

Additional paid-in capital	66,837,299	66,534,971

Accumulated deficit	(32,038,942)	(27,958,578)

Total Vertex Energy, Inc. stockholders’ equity	34,831,001	38,610,069

Non-controlling interest	112,504	103,897

Total Equity	$34,943,505	$38,713,966
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$80,467,748	$86,985,968

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
Revenues	$34,770,614	$14,132,604
Cost of revenues (exclusive of depreciation shown separately below)	30,701,554	14,371,128
Gross profit (loss)	4,069,060	(238,524)

Operating expenses:

Selling, general and administrative expenses	5,229,837	5,495,987
Depreciation and amortization	1,600,060	1,642,960
Total operating expenses	6,829,897	7,138,947
Loss from operations	(2,760,837)	(7,377,471)
Other income (expense):
Interest income	1,952	476
Gain (loss) on sale of assets	(13,100)	9,701,834
Gain (loss) on change in value of derivative liability	920,672	(1,986,320)
Gain (loss) on futures contracts	—	55,916
Interest expense	(1,336,487)	(1,915,492)
Total other income (expense)	(426,963)	5,856,414
Loss before income tax	(3,187,800)	(1,521,057)
Income tax benefit (expense)	—	117,646
Net loss	(3,187,800)	(1,403,411)
Net income (loss) attributable to non-controlling interest	8,607	—
Net loss attributable to Vertex Energy, Inc.	$(3,196,407)	$(1,403,411)

Accretion of discount on Series B and B-1 Preferred Stock	(433,201)	(386,658)
Accrual of dividends on Series B and B-1 Preferred Stock	(417,636)	(373,705)
Net loss available to common shareholders	$(4,047,244)	$(2,163,774)
Loss per common share
Basic	$(0.12)	$(0.07)
Diluted	$(0.12)	$(0.07)
Shares used in computing earnings per share
Basic	32,953,812	29,304,722
Diluted	32,953,812	29,304,722

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2017 AND 2016 (UNAUDITED)

	Three Months Ended
	March 31,	March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(3,187,800)	$(1,403,411)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Stock based compensation expense	148,736	124,599
Depreciation and amortization	1,600,060	1,593,584
Rent paid by common stock	—	244,000
(Gain) Loss on sale of assets	13,100	(9,701,834)
(Increase) Decrease in fair value of derivative liability	(920,672)	1,986,320
Amortization of debt discount and deferred costs	318,512	1,291,870
Changes in operating assets and liabilities
Accounts receivable	3,934,346	2,637,258
Inventory	(381,981)	(1,016,556)
Prepaid expenses	1,273,772	428,958
Accounts payable and accrued expenses	(1,322,370)	(3,770,626)
Deferred revenue	—	722,789
Other assets	(253,000)	—

Net cash provided by (used in) operating activities	1,222,703	(6,863,049)
Cash flows from investing activities
Acquisition of Acadiana	(320,700)	—
Purchase of fixed assets	(1,100,962)	(1,216,916)
Proceeds from sales of Bango assets	—	29,788,114
Costs related to sale of Bango assets	—	(10,792,446)
Establish escrow account - restricted cash	(1,952)	(1,500,000)
Proceeds from sale of fixed assets	62,594	20,900
Net cash provided by (used in) investing activities	(1,361,020)	16,299,652
Cash flows from financing activities
Payment of debt issuance costs	(1,656,350)	—
Line of credit (payments) proceeds, net	(1,818,744)	(1,193,664)
Proceeds from sale of Series C Preferred Stock	—	4,000,000
Proceeds from note payable	12,160,194	5,366,584
Payments on note payable	(10,241,622)	(16,592,492)
Net cash used in financing activities	(1,556,522)	(8,419,572)

Net change in cash and cash equivalents	(1,694,839)	1,017,031
Cash and cash equivalents at beginning of the period	1,701,435	765,364

Cash and cash equivalents at end of period	$6,596	$1,782,395

SUPPLEMENTAL INFORMATION
Cash paid for interest	$260,352	$474,573
Cash paid (received) for income tax expense (benefit)	$—	$(117,646)
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	30	120
Conversion of Series B-1 Preferred Stock into common stock	$119,440	$—
Accretion of discount on Series B and B-1 Preferred Stock	$433,201	$386,658
Dividends-in-Kind accrued on Series B-1 Preferred Stock	$417,636	$373,706
Return of common shares for sale escrow	$1,109	$—